As filed with the Securities and Exchange Commission on June 16, 2011

Registration No. 333-137200

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	87-0475073
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey	07436
(Address of Principal Executive Offices)	(Zip Code)

Nonincentive Stock Option Agreement with Lawrence Anderson
Nonincentive Stock Option Agreement with Donald Gunn, as amended by Separation Agreement with Donald Gunn
(Full title of the plan)

Marc Durand
Chief Executive Officer
8 Allerman Road
Oakland, New Jersey 07436
(Name and address of agent for service)

201-677-9311
(Telephone number, including area code, of agent for service)

With copies to:
Dan Brecher, Esq.
Scarinci & Hollenbeck, LLC
99 Park Avenue, 16th Floor
New York, New York 10016
212-286-0747
212-808-4155 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-137200) filed by Media Sciences International, Inc. (the “Company”), and is being filed to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment, and to terminate the effectiveness of the Registration Statement as the Company is not under an obligation to further continue to maintain its effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Oakland, State of New Jersey, on June 16, 2011.

MEDIA SCIENCES INTERNATIONAL, INC.

By:	/s/ Marc Durand
Marc Durand
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Durand	Chief Executive Officer, President and Director	June 16, 2011
Marc Durand

/s/ Denise Hawkins	Chief Financial Officer, Vice President, Secretary,	June 16, 2011
Denise Hawkins	and Controller (Principal Accounting Officer)

/s/ Willem van Rijn	Director and Non-executive Chairman	June 16, 2011
Willem van Rijn

/s/ Michael W. Levin	Director	June 16, 2011
Michael W. Levin

/s/ Paul C. Baker	Director	June 16, 2011
Paul C. Baker

/s/ Edwin Ruzinsky	Director	June 16, 2011
Edwin Ruzinsky

/s/ Henry Royer	Director	June 16, 2011
Henry Royer

/s/ Dennis Ridgeway	Director	June 16, 2011
Dennis Ridgeway